UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2011

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

Double Eagle Petroleum Co. (“the Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2011.  A total of 9,640,990 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, or approximately 86% of the total shares entitled to vote.  At the Annual Meeting, stockholders elected both of the directors nominated by the Company’s Board of Directors and ratified the appointment of Hein and & Associates LLP as the Company’s independent registered public accounting firm for 2011.

The results of the voting were as follows:

	For	Against	Abstentions

Election of Directors:
Sigmund Balaban	4,214,590	544,811	4,953
David Wilson	4,407,163	353,033	4,158

There were 4,876,636 broker non-votes with respect to each nominee.

	For	Against	Abstentions

Ratification of the appointment of independent registered public accounting firm:	9,541,217	75,186	24,587

There were no broker non-votes with respect to this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

May 25, 2011	By:	/s/ Emily Maron

Name: Emily Maron
Title: Assistant Corporate Secretary